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                                                                 Exhibit (h)(15)

                            CALAMOS INVESTMENT TRUST

                 AMENDMENT TO ADMINISTRATION SERVICING AGREEMENT

     This is an amendment (the "Amendment") to the Administration Servicing Agreement, dated September 21, 2000, by and between Calamos Investment Trust and Firstar Mutual Fund Services, LLC (the "Agreement").

     In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement:

     1. The name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in the Agreement are replaced with U.S. Bancorp Fund Services, LLC.

     2. Notice to the Trust pursuant to Section 9 of the Agreement is replaced with the following:

               Calamos Advisors LLC
               2020 Calamos Court
               Naperville, IL 60563
               Attn: Nimish Bhatt

     3. The separate series of Calamos Investment Trust set forth on Exhibit A of the Agreement is hereby replaced with the following:

               NAME OF SERIES

               Calamos Growth Fund
               Calamos Blue Chip Fund
               Calamos Value Fund
               Calamos Growth and Income Fund
               Calamos International Growth Fund
               Calamos Global Growth and Income Fund
               Calamos High Yield Fund
               Calamos Convertible Fund
               Calamos Market Neutral Income Fund
               Calamos Multi-Fund Equity

     All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

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     Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated: March 30, 2006

CALAMOS INVESTMENT TRUST                U.S. BANCORP FUND SERVICES LLC


By: /s/ James S. Hamman, Jr             By: /s/ Joe D. Redwine
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: Joe D. Redwine
Title: Secretary                        Title: President


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